Exhibit 10.7

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE dated this 26th day of July 2004 by and between ROBEAR WEST TRENTON ASSOCIATES, L.P. (hereinafter called “Landlord”) and ROLLER BEARING COMPANY OF AMERICA, INC. (hereinafter called “Tenant”).

BACKGROUND

A.                                   Landlord and Tenant are the parties to a certain Office Lease dated January 10, 1999 (the “Lease”) pursuant to which Landlord leases to Tenant and Tenant leases from Landlord approximately 93,015 rentable square feet (the “Demised Premises”) at the building located at the corner of Silvia Street and Sullivan Way, in the Township of Ewing, County of Mercer, State of New Jersey (the “Building”).

B.                                     Tenant desires to Tenant now desires to terminate the Lease only as it relates to a portion of the original Demised Premises consisting of approximately 7,300 rentable square feet of floor area described as the “Surrender Space” on Exhibit “A-1” attached hereto and made a part hereof (the “Surrender Space”) so that the Demised Premises shall thereafter consist of approximately 85,715 rentable square feet of floor area described as the “Reconfigured Premises” on Exhibit “A-1” (the “Reconfigured Premises”), and Landlord desires to terminate the Lease only as it relates to the Surrender Space upon the terms and conditions set forth herein.

C.                                     Landlord and Tenant desire to reduce the Demised Premises as set forth in the terms provided herein.

NOW, THEREFORE, in consideration of the Reconfigured Premises herein continued and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound hereby agree as follows:

1.                                      CAPITALIZED TERMS. Except otherwise defined herein, capitalized terms used herein shall have the same meanings assigned to such terms under the Lease.

2.                                      SURRENDER SPACE. Upon the terms and conditions set forth herein, Landlord and Tenant hereby terminate the Lease only as it relates to the Surrender Space effective as of the date that the Landlord has re-leased the Surrender Space and Landlord is collecting the Annual Base Rent on such space (the “Surrender Space Termination Date”). In furtherance of the foregoing:

A.                                   On the Surrender Space Termination Date: (i) this Lease shall terminate as it relates only to the Surrender Space as if the Surrender Space Termination Date was the date originally stipulated for the expiration of the Term as it relates to the Surrender Space; (ii) Tenant shall surrender vacant possession of the Surrender Space in broom-clean condition; and (iii) except for those provisions which survive the expiration or earlier termination of the Lease, the Lease shall be of no further force and effect as it relates to the Surrender Space; provided, however, that nothing herein shall relieve Tenant of any obligations which accrue hereunder prior to the Surrender Space Termination Date.

B.                                     Effective on the Surrender Space Termination Date: (i) the description of the “Demised Premises” set forth on Exhibit “A” attached to the Lease is hereby amended and replaced with the description of the “Reconfigured Premises” set forth on Exhibit “A-1” attached hereto; (ii) the first sentence of Section 2 of the Fundamental Lease Provisions) of the Lease is hereby amended by replacing “Ninety-Three Thousand Fifteen rentable square feet (93,015 rsf)” with Eighty-Five Thousand Seven Hundred Fifteen rentable square feet (85,715 rsf)”; (iii) Section 4 of the Fundamental Lease Provisions) of the Lease is hereby amended by replacing “Fifty-Nine and Fifty-Five hundredths percent (59.55%)” with “Fifty-Four and Eight-Eight hundredths percent (54.88%)”; and (iv) Tenant’s obligation to pay Annual Base Rent shall be adjusted to reflect the reduced rentable square footage of the Reconfigured Premises (which is more specifically set forth in Section 3 hereinbelow) and all other figures and provisions in the Lease affected by the reduction of such square footage shall be adjusted and amended accordingly.

C.                                     In the event Tenant shall hold possession of the Surrender Space after the Surrender Space Termination Date (time being of the essence), then Landlord shall have any and all rights and remedies as set forth in the Lease including, but not limited to, those rights and remedies set forth in Section 18 of the Lease. Further, in the event Tenant shall hold possession of the Surrender Space after the Surrender Space Termination Date (time being of the essence), Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all claims, damages (including actual and consequential damages) and expenses (including reasonable attorneys’ fees) resulting from a failure to deliver the Surrender Space to a new tenant or occupant for said space in accordance with the terms and conditions of a lease with said new tenant or occupant including, but not limited to, any damages incurred by Landlord resulting from the termination of the lease with said new tenant or occupant.

3.                                      ANNUAL BASE RENT. Commencing on the day following the Surrender Space Termination Date, Section 10 of the Fundamental Lease Provisions of the Lease is hereby amended and replaced with the following:

PERIOD	ANNUAL BASE RENT	MONTHLY INSTALLMENT	$/RSF NNN
03/01/04 – 02/28/05	$342,860.00	$28,571.00	$4.00
03/01/05 – 02/28/06	$342,860.00	$28,571.00	$4.00
03/01/06 – 02/28/07	$342,860.00	$28,571.00	$4.00
03/01/07 – 02/29/08	$342,860.00	$28,571.00	$4.00
03/01/08 – 02/28/09	$342,860.00	$28,571.00	$4.00

4.                                      TENANT IMPROVEMENTS.

A.                                   Except for the Scope of Work attached hereto as Exhibit “B” (“Landlord’s Work”), Landlord shall have no obligation to perform any improvements to either the Reconfigured Premises or to the Surrender Space. Notwithstanding anything to the contrary set forth in the Lease (as amended hereby), with the exception only of the Landlord’s Work as specifically described herein, Landlord shall have no obligation to construct any buildings, improvements or alterations, or to extend or provide any services on or to the Reconfigured Premises or to or for the benefit of Tenant, or to make any repairs or replacements to the Reconfigured Premises; and Landlord makes no warranty concerning the Reconfigured Premises or the Landlord’s Work, including without limitation any warranties of merchantability, habitability, fitness or any other condition thereof for any particular purpose.

B.                                     All work described in this Scope of Work shall be furnished, installed and shall be performed by Landlord, utilizing a general contractor selected by Landlord.

C.                                     In the event Tenant requests that Landlord perform any work to the Reconfigured Premises other than as specifically set forth herein, said work shall be considered a “Tenant Change Order” and Tenant shall pay any increase in the cost of constructing the Landlord’s Work (including, without limitation, additional architect’s fees) resulting from such Tenant Change Order. In constructing the Landlord’s Work, Landlord reserves the right to: (i) make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available, and (ii) make changes necessitated by conditions met during the course of construction; provided, however, that Tenant’s approval of any substantial change shall first be obtained, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant Change Orders shall not be permitted without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed by Landlord so long as the Tenant Change Order does not delay the construction of the Landlord’s Work. If Landlord approves any Tenant Change Order then, notwithstanding anything to the contrary contained herein, Tenant shall pay any increase in the cost of constructing the Landlord’s Work resulting from such Tenant Change Order within thirty (30) days after receipt of Landlord’s invoice therefor. As a condition to Landlord’s approval of any Tenant Change Order, Landlord may require that, prior to Landlord’s commencement of any work related to such Tenant Change Order, Tenant shall pay to Landlord one hundred percent (100%) of the amount estimated by Landlord to become due to Landlord with respect to such Tenant Change Order, which prepaid amount shall be applied against the last of the costs incurred by Landlord with respect to such Tenant Change Order.

5.                                      OTHER MODIFICATIONS. Except as expressly amended hereby, the Lease shall remain in full force and effect unmodified. Tenant expressly acknowledges that the provisions of Section 15 of the Lease (relating to Default) remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date set forth above.

LANDLORD:

ROBEAR WEST TRENTON ASSOCIATES, L.P.
a Pennsylvania Limited Partnership

WITNESS:	By:	ROBEAR, INC.
its General Partner

/s/ [ILLEGIBLE]	By:	/s/ Alan S. Werther
Name: ALAN S. WERTHER
Title: VICE PRESIDENT

ATTEST:	TENANT:

ROLER BEARING COMPANY OF AMERICA, INC.

/s/ [ILLEGIBLE]	By:	/s/ Robert W. Crawford
Name: Robert W. Crawford
Title: Director

EXHIBIT “A”

SURRENDER SPACE

RECONFIGURED PREMISES

Exhibit “A-1”

Exhibit “A-1”

Exhibit “A-1”